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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earlier event reported): October 17, 1997

                       Computational Systems, Incorporated
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             (Exact name of registrant as specified in its charter)

          Tennessee                  0-26596                   62-1198047
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(State or other jurisdiction    (Commission File             (IRS Employer
      of incorporation)              Number)                Identification No.)

835 Innovation Drive
Knoxville, Tennessee                                         37932
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(Address of principal executive offices)                     (Zip Code)


                          (423) 675-2110
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         (Registrant's telephone number, including area code)

The Exhibit Index is located at page 4.


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Item 5.  Other Events

On October 17, 1997, Computational Systems, Incorporated, a Tennessee corporation (the "Company"), entered into an Agreement and Plan of Merger, dated as of October 17, 1997, by and among the Company, EmerSub LVII, Inc., a Delaware corporation ("Merger Subsidiary"), and Emerson Electric Co., a Missouri corporation ("Emerson") (the "Merger Agreement"), pursuant to which Merger Subsidiary will merge with and into the Company (the "Merger"), and the Company will become a wholly owned subsidiary of Emerson. Emerson will pay $29.65 per share for each share of the Company's outstanding common stock (the "Company Stock") at the effective time of the Merger, of which $5.93 per share is payable in cash, and the remaining $23.72 per share is payable in Emerson common stock. Such consideration was determined on the basis of arm's length negotiations by the parties.

In addition, on October 17, 1997, Ronald G. Canada, Chairman and Chief Executive Officer of the Company, entered into a Stockholder Option Agreement with Emerson whereby Mr. Canada granted to Emerson an irrevocable, unconditional option to purchase any and all of his shares of the Company Stock (the "Option"). The Option is exercisable upon the termination of the Merger Agreement as a result of (i) the Company not obtaining stockholder approval of the Merger Agreement in the case where prior to the Company's stockholder meeting a takeover proposal has been announced, or (ii) the Company complying with its fiduciary duties under applicable law. If the Option is not exercised, it will terminate on the thirty first business day following the termination of the Merger Agreement.

Emerson engages principally in the worldwide design, manufacture and sale of a broad range of electrical, electromechanical and electronic products and systems. Other than the Option, Emerson has no material relationship with the Company.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          COMPUTATIONAL SYSTEMS, INCORPORATED

                                          By: /s/ Ronald G. Canada
                                              ------------------------------
                                              Ronald G. Canada
                                              Chairman and Chief Executive
                                              Officer

October 20, 1997

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                                  EXHIBIT INDEX

  EXHIBIT                           DESCRIPTION
  -------                           -----------

  2.1 Agreement and Plan of Merger, dated as of October 17, 1997, by and among Emerson Electric Co., Computational Systems, Incorporated and Emersub LVII, Inc.

  10.1                     Stockholder Option Agreement, dated
                           as of October 17, 1997, by and
                           between Ronald G. Canada and
                           Emerson Electric Co.

  99.1                     Press Release, dated October 17, 1996,
                           issued by Computational Systems,
                           Incorporated